      As filed with the Securities and Exchange Commission on July 21, 1995

                                                Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


- --------------------------------------------------------------------------------
                              BRE PROPERTIES, INC.
               (Exact name of issuer as specified on its charter)
- --------------------------------------------------------------------------------
          Delaware                                     94-1722214
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

                              One Montgomery Street
                            Telesis Tower, Suite 2500
                          San Francisco, CA  94104-5525
              (Address of Principal Executive Offices and Zip Code)
                        ---------------------------------
           BRE PROPERTIES, INC. 1994 NON-EMPLOYEE DIRECTOR STOCK PLAN
                    CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN
                            (Full title of the plan)

                              Howard E. Mason, Jr.
                              BRE Properties, Inc.
                              One Montgomery Street
                            Telesis Tower, Suite 2500
                          San Francisco, CA  94104-5525
                                 (415) 445-6530
                    (Name and address, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                    Copy to:
                               Morgan P. Guenther , Esq.
                             Farella, Braun & Martel
                              235 Montgomery Street
                          San Francisco, CA  94104-3159
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


Title of securities to        Amount to be        Proposed                 Proposed maximum         Amount of
be registered                 registered          maximum offering         aggregate offering       registration fee
                                                  price per share(1)       price(1)
- ------------------------------------------------------------------------------------------------------------------------
Class A Common
Stock, $0.01 par
value, issuable
pursuant to 1994
Non-Employee
Director Stock Plan           125,000
                              shares              $31.00                   $3,875,000               $1,336.21
- ------------------------------------------------------------------------------------------------------------------------
Class A Common
Stock, $0.01 par
value, issuable
pursuant to Chief
Executive Officer
Stock Option Plan             50,000 shares       $31.00                   $1,550,000               $  534.48


TOTAL
REGISTRATION
FEE                           175,000
                              shares              $31.00                   $5,425,000               $1,870.69
- ------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the closing price of a share of Class A Common Stock as reported on the New York Stock Exchange on July 14, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     BRE Properties, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

     (a)   Annual Report on Form 10-K for the fiscal year ended July 31, 1994.

     (b) Quarterly Reports on Form 10-Q for the quarters ended October 31, 1994 and January 31 and April 30, 1995; and Current Report on Form 8-K dated November 22, 1994.

     (c) The description of the Company's Class A Common Stock and Common Stock Purchase Rights contained in the Company's registration statements on Forms 8-B and 8-A, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994, and the combined statement of gross income and direct operating expenses of seven multifamily housing properties located in Tucson, Arizona incorporated by reference in this Registration Statement from the Company's Form 8-K dated November 22, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Farella, Braun & Martel, counsel to the Company. Members of that firm beneficially owned approximately 4,000 shares of Common Stock of the Company at June 30, 1995.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Corporation Law"), Article VI of the Company's By-laws provides that each director and officer of the Company shall be indemnified by the Company against expenses

(including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     The Company has entered into indemnification agreements with each of its directors and executive officers. In addition, the Company maintains a directors' and officers' liability policy.

     Article X of the Restated Certificate of Incorporation of the Company (Exhibit 4.1 to this Registration Statement) provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 8.    EXHIBITS.

           4.1 Certificate of Incorporation(1/)

           4.2 By-Laws(2/)

           4.3 Specimen form of certificate for Class A Common Stock(2/)

           5 Opinion and Consent of Farella, Braun & Martel regarding the legality of the securities being registered.

          24   Consent of Independent Auditors

          25   Power of attorney (contained on page 7 hereof).


- -------------------------
(1/)       Incorporated by reference to Form S-4 Registration Statement (No. 33-
           9014) filed with the Securities and Exchange Commission on September 25, 1986, as amended.

(2/) Incorporated by reference to Form S-3 Registration Statement (No. 33-58802) filed with the Securities and Exchange Commission on February 26, 1993, as amended.

ITEM 9.    UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank C. McDowell and Howard E. Mason, Jr., and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of July 1995.


                                      BRE PROPERTIES, INC.


                                   By    /s/
                                        -----------------------------------
                                        Frank C. McDowell
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 5th day of July 1995.


           Signature                                        Title
           ---------                                        -----



/s/                                     Director, Chairman of the Board
- -----------------------------------
Arthur G. von Thaden



/s/                                   President, Chief Executive Officer and
- -----------------------------------   Director (Principal Executive Officer)
Frank C. McDowell


/s/                                   Senior Vice President, Finance(Principal
- -----------------------------------   Financial Officer and Principal
Howard E. Mason, Jr.                  Accounting Officer)

/s/                                   Director
- -----------------------------------
C. Preston Butcher



s/                                    Director
- -----------------------------------
L. Michael Foley


/s/                                   Director
- -----------------------------------
John McMahan

/s/                                   Director
- -----------------------------------
Malcolm R. Riley